Exhibit 10.5

JAZZ PHARMACEUTICALS, INC.

AMENDED AND RESTATED DIRECTORS DEFERRED COMPENSATION PLAN

APPROVED BY THE BOARD: MAY 1, 2007

AMENDED BY THE BOARD: DECEMBER 16, 2008

AMENDED AND RESTATED BY THE BOARD: AUGUST 11, 2010

ARTICLE I

DEFINITIONS

1.1 “Board” shall mean the Board of Directors of the Company.

1.2 “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Account on or after August 15, 2010 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.

1.3 “Change in Control” means any of the following: (a) the date that any one person or persons acting as a group acquires ownership of Company stock constituting more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; (b) the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of the Company possessing fifty percent (50%) or more of the total voting power of the stock of the Company; (c) the date that a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (d) the date that any one person or persons acting as a group acquires assets (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) from the Company that have a total gross fair market value equal to or more than eighty percent (80%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. The determination of whether an event constitutes a Change of Control for purposes of this Plan shall be made in accordance with its definition under Section 409A of the Code and the regulations and other guidance thereunder, and shall not involve the exercise of any discretionary authority by the Board.

1.4 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.5 “Common Stock” shall mean the common stock of the Company.

1.6 “Company” means Jazz Pharmaceuticals, Inc., a Delaware corporation.

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1.7 “Director” shall mean a member of the Board who is not an employee of the Company or any of its subsidiaries.

1.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.9 “Fees” shall mean amounts earned for serving as a member of the Board, including any committees of the Board.

1.10 “He”, “Him”, or “His” shall apply equally to male and female members of the Board.

1.11 “Market Value Per Share” shall mean, for any given day, the price per share equal to the consolidated closing bid price for the Common Stock on such day, or the immediately preceding Trading Day if such day is not a Trading Day; provided, however, that in the event the Common Stock is not then listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange, the “Market Value Per Share” shall be determined in good faith by the Board.

1.12 “Plan” shall mean the Jazz Pharmaceuticals, Inc. Amended and Restated Directors Deferred Compensation Plan for Directors, as it may be amended from time to time.

1.13 “Stock Account” shall mean the account created by the Company pursuant to Article III of this Plan in accordance with an election by a Director to receive stock compensation under Article II hereof.

1.14 “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed or quoted is open for trading.

1.15 “Trading Policies” shall mean, collectively, the Company’s Policy Regarding Stock Trading By Officers, Directors and other Designated Employees, the Company’s Policy Against Trading on the Basis of Inside Information, and any similar or successive policy or policies of the Company governing transactions in the Company’s securities by the Company’s employees, officers and directors.

1.16 “Window Period” shall mean any period during which trading in Company securities by the Company’s employees, officers and directors is generally permitted under the Trading Policies, as determined by the Company.

1.17 “Year” shall mean a calendar year.

ARTICLE II

ELECTION TO DEFER

2.1 This Plan was initially effective May 31, 2007.

2.2 A Director may elect, on or before December 15 of any Year, to defer payment of all or a specified part of all Fees to be earned during the Year following the Year in which such

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election occurs and succeeding Years (until the Director ceases to be a Director or changes his election pursuant to Section 2.4 herein); provided, however, that with respect to the first Year in which a Director becomes eligible to participate in the Plan, the Director may make an initial election within thirty (30) days after the date the Director becomes so eligible to defer payment of all or a specified part of such Fees earned following the date on which such initial election is made during the remainder of such Year and for any succeeding Years.

2.3 The election to participate in the Plan and manner of payment shall be designated by submitting a letter in the form attached hereto as Appendix A to the Secretary of the Company.

2.4 The election shall continue from Year to Year and become irrevocable on December 15 of each Year, unless the Director changes or terminates it by written request delivered to the Secretary of the Company prior to December 15 of the Year preceding the commencement of the Year for which the changes or termination is first effective.

ARTICLE III

DEFERRED COMPENSATION ACCOUNTS

3.1 The Company shall maintain separate memorandum accounts for the Fees deferred by each Director.

3.2 The Company shall credit, on the date Fees become payable (the “Deferral Date”), the Stock Account of each Director with a cash notation of the Fees deferred by such Director. Then, on the first Trading Day of the next Window Period that occurs on or after the Deferral Date (or, if the Deferral Date occurs during a Window Period, then on the Deferral Date, or the next Trading Day during such Window Period (if any) if the Deferral Date is not a Trading Day) (such date, as applicable, the “Conversion Date”), the Company shall convert such cash notation into a credit for that number of shares of Common Stock equal to the Fees deferred by such the Director on the Deferral Date, divided by the Market Value Per Share determined as of the Conversion Date.

3.3 The Company shall credit the Stock Account of each Director who has elected to defer his or her Fees with the number of shares of Common Stock equal to any cash dividends (or the fair market value of dividends paid in property other Common Stock) payable on the number of shares of Common Stock represented in each Director’s Stock Account on the date that such dividends are otherwise payable to holders of the Common Stock, divided by the Market Value Per Share on the applicable dividend payment date. Dividends payable in Common Stock will be credited to each Director’s Stock Account on the dividend payment date in respect of shares of Common Stock credited to such Director’s Stock Account on such dividend payment date in the form of the right to receive Common Stock.

3.4 Common Stock shall be computed to three decimal places.

3.5 The right to receive Common Stock at a later date shall not entitle any person to rights of a stockholder with respect to such Common Stock unless and until shares of Common Stock have been issued to such person pursuant to Article IV hereof.

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3.6 The Stock Account of a Director shall only be a bookkeeping account, and the Company shall not be required to acquire, reserve, segregate, or otherwise set aside shares of its Common Stock for the payment of its obligations under the Plan. The Company shall make available as and when required a sufficient number of shares of its Common Stock to meet the needs of the Plan. In no way limiting the foregoing, the Company hereby reserves for issuance under this Plan two hundred thousand (200,000) shares of Common Stock (the “Reserve”), which Reserve may be increased from time to time in the discretion of the Board. The Common Stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market. If any shares credited to a Stock Account are not delivered to a Director for any reason, the number of shares that are not delivered to the Director shall remain available for issuance under the Plan. The Reserve shall be used in satisfaction of all shares credited to Directors’ Stock Accounts on or after August 15, 2010. In the event of a Capitalization Adjustment, the Board shall proportionately and appropriately adjust: (i) the class(es) and maximum number of securities subject to the Reserve and (ii) the class(es) and maximum number of securities subject to each Stock Account. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

3.7 The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to credit Stock Accounts with phantom stock rights and to issue shares of Common Stock upon the distribution of amounts credited to such Stock Accounts; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended, the Plan, any Stock Account or any Common Stock issued or issuable pursuant to any such Stock Account. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock hereunder unless and until such authority is obtained.

3.8 Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Fees deferred by Directors and converted into shares of Common Stock credited to Stock Accounts shall constitute general funds of the Company.

The Company may require a Director, as a condition of having his or her Stock Account credited with shares or acquiring Common Stock upon any distribution thereof, (i) to give written assurances satisfactory to the Company as to the Director’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of participating in this Plan; and (ii) to give written assurances satisfactory to the Company stating that the Director is acquiring the Common Stock under the Plan for the Director’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares under the Plan has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended, or (ii) as to any particular requirement, a determination is

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made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

ARTICLE IV

PAYMENT OF DEFERRED COMPENSATION

4.1 Subject to the other provisions of this Article IV, amounts credited to a Director’s Stock Account shall be distributed as the Director’s election (made pursuant to Paragraph 2.2 of Article II hereof) shall provide. Distributions in respect of the Director’s Stock Account shall be paid in Common Stock, and any such distributions shall begin on the tenth (10th) business day following the day on which a Director separates from service with the Board, or as soon thereafter as practical once the former Director has provided the necessary information for electronic deposit of the shares. Shares of Common Stock available for distribution shall be funded (i) with shares reserved under the Company’s 2007 Non-Employee Directors Stock Option Plan for amounts credited to Directors’ Stock Accounts prior to August 15, 2010 and (ii) with shares reserved hereunder for amounts credited to Directors’ Stock Accounts on or after August 15, 2010.

4.2 Each Director shall have the right to designate one or more beneficiaries to succeed to his right to receive payments hereunder in the event of his death. Each designated beneficiary shall receive payments in the same manner as the Director if he had lived. If no beneficiary is designated, the Director’s estate shall receive payments in the same manner as the Director if he had lived. No beneficiary designation shall be valid unless it is in writing, signed by the Director and filed with the Secretary of the Company.

4.3 In the event of a Change in Control, all amounts credited to each Director’s Stock Account shall be distributed on the tenth (10th) business day after the occurrence of such Change in Control.

ARTICLE V

ADMINISTRATION

5.1 The Company shall administer the Plan at its expense. All decisions made by the Company with respect to issues hereunder shall be final and binding on all parties.

5.2 Except to the extent required by law, the right of any Director or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary; and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

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ARTICLE VI

AMENDMENT OF PLAN; GOVERNING LAW; SECTION 409A.

6.1 The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board except that no amendment, suspension, or termination shall apply to the payment of any amounts previously credited to a Director’s Stock Account.

6.2 The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflict of law.

6.3 Notwithstanding any other provision of the Plan, this Plan is intended to comply with Section 409A and shall at all times be interpreted in accordance with such intent such that amounts credited to Directors’ accounts shall not be taxable to Directors until such amounts are paid to Directors in accordance with the terms of the Plan. In furtherance thereof, no payments may be accelerated under the Plan other than to the extent permitted under Section 409A of the Code (“Section 409A”). To the extent that any provision of the Plan violates Section 409A such that amounts would be taxable to a Director prior to payment or would otherwise subject a Director to a penalty tax under Section 409A, such provision shall be automatically reformed or stricken to preserve the intent hereof. To the extent that the Company determines that Directors may be given greater flexibility to modify or revoke deferral elections under the Plan in a manner consistent with Section 409A (based on future guidance promulgated by the Internal Revenue Service and the Treasury Department from time to time), the Company may (but shall not be obligated to) amend the Plan to provide for such greater flexibility.

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APPENDIX A – DEFERRAL ELECTION FORM

[Date]

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

Ladies and Gentlemen:

Pursuant to the Jazz Pharmaceuticals, Inc. Amended and Restated Directors Deferred Compensation Plan, initially adopted on May 1, 2007 (the “Plan”) and as subsequently amended and restated, I hereby elect to defer receipt of all or a portion of my Director’s fees to which I may become entitled to receive in respect of 20     and succeeding Years (unless and until I change my election for fees receivable in succeeding years pursuant to the terms of the Plan) in accordance with the percentages indicated below.

Initial Deferral Election. I hereby elect to have my director’s fees (and committee fees, if any) credited as follows (fill in appropriate percentages for options a and b below):

(a)     % of the aggregate fees shall be credited to my Stock Account as provided for in the Plan; or

(b)     % of the aggregate fees shall not be deferred, but shall be paid to me directly and promptly as they accrue.

Timing of Distributions. I understand that my Stock Account shall each become payable on the earlier to occur of the tenth (10th) business day following (i) the date of my separation from service with the Board and (ii) a Change in Control (as such term is defined in the Plan), or as soon thereafter as practical once I have provided the necessary electronic delivery information.

Manner of Distributions. Further, I elect to receive the payments pursuant to the Plan (check one desired method below):

(a)	If a distribution results due to my separation from service with the Board:

         in one lump sum;

         in (insert number) equal annual installments.

(b)	If a distribution results due to a Change in Control:

         in one lump sum;

         in (insert number) equal annual installments.

Very truly yours,

[Name]

DESIGNATION OF BENEFICIARY

JAZZ PHARMACEUTICALS, INC.

AMENDED AND RESTATED DIRECTORS DEFERRED COMPENSATION PLAN

In the event of my death prior to receipt of all or any amount of the balance of my Stock Account so accumulated, I designate the following one or more individual(s):

as my beneficiary or beneficiaries to receive the funds so accumulated, but unpaid.

Signed this      day of         , 20    .

Signature

Print Name

Witnessed this      day of         , 20    .

Print Name of Witness